Exhibit 15.7

Audit Committee Charter

1.	Objectives

The objectives of the audit committee (the “committee”) of the Board of Directors (the “Board”) of Infosys Limited (the “Company”) is to assist the Board with oversight of (i) the accuracy, integrity and transparency of the Company's financial statements with adequate and timely disclosures (ii) compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and internal auditors (v) acquisitions and investments made by the Company

The role, responsibilities and powers of the committee shall include matters set out in this charter and such other items as may be prescribed by applicable laws as amended or by the Board in compliance with applicable law from time to time.

2.	Process

The committee fulfills its objective through the following process:

i.

Ensuring an effective and independent internal audit function which works to provide assurance regarding the adequacy and operation of internal controls and processes intended to safeguard the Company’s assets, effective and efficient use of the Company’s resources and, timely and accurate recording of all transactions.

ii.	Meeting the independent auditor at the end of each quarter and financial year to discuss key observations relating to the financial statement for the relevant period.
iii.	Providing an independent channel of communication for the Chief Compliance Officer, internal auditor and the independent auditor.
iv.	Inviting members of the management, and at its discretion, external experts in legal, financial and technical matters, to provide advice and guidance.
v.	Providing periodic feedback and reports to the Board.
vi.	Meeting at least four times in a financial year or as specified under any other regulation
vii.	Periodically reviewing its own charter, structure, processes and membership.

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3.	Powers

The audit committee shall have, inter alia, the following powers:

i.	To investigate any activity within its terms of reference.
ii.	To seek information from any employee.
iii.	To obtain external legal or other professional advice as required.
iv.

To institute special investigations into any matter provided in this charter or referred to it by the Board, with full access to the internal auditors, chairperson of the Board, management and the independent auditor, as well as all books, records, facilities and personnel of the Company.

v.	To secure attendance of the auditors, internal auditor, and the head of finance and of outsiders with relevant expertise.

4.	Responsibilities. The committee shall have the following authority and responsibilities:
4.1	Relating to Financial Statements
4.1.1

Reviewing with management and the independent auditor the annual audited/unaudited financial statements and the quarterly audited/unaudited financial statements, and recommendation to the Board for adoption and for filing annual reports in Form 20-F with the United States Securities and Exchange Commission and any reports with Indian regulators including the Securities and Exchange Board of India (SEBI). Such review should primarily focus on:

•    Any changes in accounting policies and practices

•    Pre-approval/approval/disclosure of any related party transactions;

•    Significant accounting entries based on judgment of the management

•    Qualifications, if any, in draft audit report

•    Matters required to be included in the director’s responsibility statement to be included in the Board’s report under Section 134 (3)(c) of the Companies Act, 2013

•    Significant adjustments and/or provisions arising out of audit

•    Compliance with accounting standards

•    Compliance with stock exchange and other regulatory requirements concerning financial statements

	4.1.2	Reviewing the management discussion and analysis of financial condition and results of operations;
4.1.3

Evaluation of internal financial controls. Oversight of the company’s financial reporting process and disclosure of financial information to ensure that the financial statements are accurate, adequate and reliable.

	4.1.4	Review financial statements and investments made by any material unlisted subsidiary.
4.1.5

Reviewing, with the management, and independent auditors, any prospectus or such other document including financial statements contained therein, proposed to be issued by the company for the purpose of raising capital, including debt;

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4.2	Rel~~a~~ting to Independent Auditors
4.2.1

Make recommendations to the Board for appointment, retention, termination, remuneration/compensation, and terms of appointment of an independent registered public accounting firm to act as the Company’s independent auditor.

	4.2.2	Review with independent auditors the nature and scope of audit coverage, to ascertain adequacy and appropriateness.
	4.2.3	Review management letters/letters of internal control weaknesses issued by the independent auditors.
	4.2.4	Review with the internal auditor, any audit problems and the management’s response.
4.2.5

Approval of all audit and permitted non-auditing services to be provided by the Independent auditor to the Company. For the purpose of this clause, ‘non-auditing services’ shall mean any professional services provided to the Company by the independent auditor, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company.

4.2.6

Annually obtaining and reviewing a report by the independent auditor that describes (i) the independent auditor’s internal quality control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues and (iii) to assess the auditor’s independence to all relationships between the independent auditor and the Company at least annually, to evaluate the qualifications, performance and independence of the Company's independent auditors, including an evaluation of the lead audit partner; and to assure the regular rotation of the lead audit partner and consider regular rotation of the accounting firm serving as the Company's independent auditors . Reviewing and discussing with the independent auditor the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board or any other regulatory body.

4.2.7

Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to the management by the independent auditor or the internal auditor.

4.2.8

Assist management in carrying out management’s obligation of fostering a culture of co-operation and openness between management, the committee, independent auditors, internal auditors and other internal and external compliance functions.

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4.3	Relating to Internal Audit Function
4.3.1

Reviewing the adequacy of internal audit function, including the structure of the internal audit department, staffing and seniority of the official heading the department, reporting structure, coverage and frequency of internal audit.

	4.3.2	Reviewing the appointment, removal and terms of remuneration of the internal auditor.
	4.3.3	Discussing with internal auditors any significant findings relating to internal control weaknesses and follow up thereon. Reviewing internal audit reports relating to internal control weaknesses.
	4.3.4	Reviewing the findings of any investigations by the internal auditors into matters where there is suspected fraud or irregularity or a failure of internal control systems of a material nature.
4.4	Relating to Internal Controls
	4.4.2	Reviewing with the management, performance of independent and internal auditors and the adequacy of internal control systems.
4.5	Relating to the Integrity & Compliance Function of the Company
	4.5.1	Review of compliance of the Company with the requirements of the Securities Exchange Commission (SEC) and SEBI and such other applicable regulatory bodies.
	4.5.3	Review of compliance with the Company’s Code of Conduct and Ethics.
	4.5.4 4.5.5	Review of Company’s compliance with employee benefit plans. Review of compliance with Company’s insider trading policy.
4.5.6

Establish and review procedures for:

•    receiving, retaining and treating complaints received by the Company regarding accounting, internal controls, and auditing matters; and

•    protection of employees and others who raise concerns through the whistleblower mechanism, including direct access to the chairperson of the audit committee in appropriate or exceptional cases.

4.5.7

Review and discuss with the independent auditor, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Code of Conduct and Ethics adopted for the Company’s service providers, and management's monitoring of compliance with the Company's Code of Conduct and Ethics, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar applicable anti-corruption legislations in other jurisdictions, and compliance with export control laws.

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4.6	Relating to acquisitions and investments
	4.6.1	Consider and approve proposals for acquisitions and investments up to certain threshold amounts of exposure as approved by the Board;
	4.6.2	Periodically review the status of acquisitions and investments in terms of business objectives met, status of integration of acquired companies, risk mitigation and financial returns;
	4.6.3	Periodically review the treasury policy of the Company, including investment of surplus funds and foreign currency operations;
4.6.4

Review the end utilization of funds where the total amount of loans/advances/investment from the Company to its subsidiary exceeds Rs. 100 crore or 10% of the asset size of the subsidiary, whichever is lower.

4.7	Other Responsibilities
4.7.1

Review, in conjunction with legal counsel, any legal matters that could have a significant impact on the Company’s financial statements. Review, in conjunction with management and the independent auditor, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies. As appropriate, engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The committee shall set the compensation, and oversee the work of, any independent counsel or other advisors retained by it. The Company will provide appropriate funding, as determined by the committee, to pay the independent auditor, any other registered public accounting firm and any independent counsel and any other outside advisors hired by the committee and any administrative expenses of the committee that are necessary or appropriate in carrying out its activities.

	4.7.2	Discuss the company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
	4.7.3	Approval of appointment of the chief financial officer after assessing the qualifications, experience and background, etc. of the candidate
4.7.4

Periodically report to the Board or Committee of the Board inter alia all significant matters that have come to the knowledge of the Audit Committee, covering internal controls, financial statements, policies and statutory/regulatory compliances

	4.7.5	Set hiring policies with regard to employees and former employees of the independent auditor and oversee compliance with such policies.
4.7.6

Monitoring of and review with the management of end use of funds raised through issuances (public issue, rights issue, preferential issue etc.) and related matters, and making appropriate recommendations to the Board.

	4.7.7	Scrutinize inter-corporate loans and investments.
	4.7.8	Carry out valuation of undertakings or assets of the Company, wherever it is necessary.
	4.7.9	Look in to reasons for substantial defaults in payment to the depositors, debenture holders, shareholders (in case of non-payment of declared dividend) and creditors.

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5	Composition.
	5.1	The committee shall consist solely of “independent” directors (as defined in (i) the Listed Company Manual of the NYSE and (ii) the rules of the SEC) of the Company as determined by the Board.
	5.2	The committee shall comprise a minimum of three directors.
5.3

Each member of the committee will be able to read and understand fundamental financial statements and otherwise comply with the financial literacy requirements of the NYSE and the Listing Agreement. At least one of the members must be an “audit committee financial expert” as determined by the Board in accordance with Item 407(d)(5)(ii) of Regulation S-K under the US Securities Act

5.4

One of the members shall be elected as the chairperson, either by the entire Board or by the members themselves, by majority vote. The chairperson of the committee shall be present at annual general meetings to answer shareholder queries.

5.5

The members of the committee shall be elected by the Board, and shall continue until their successors are duly elected. In recognition of the time burden associated with the service and with a view to bring in fresh insight, the committee may consider limiting the term of the audit committee service, by automatic rotation or by other means. In addition, no member of the committee shall simultaneously serve on the audit committees of more than 2 other public companies listed in the US, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the committee. They should be diligent, knowledgeable, dedicated, interested in the job and willing to devote a substantial amount of time and energy to the responsibilities of the committee, in addition to Board responsibilities.

	5.6	The Company Secretary shall act as the secretary to the committee.

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6.	Disclosure requirements.
	6.1	The committee charter should be published on the Company’s website.
6.2

The committee shall disclose in the Company's annual reports filed with regulators for each fiscal year whether or not, with respect to the concerned fiscal year:

•    The committee has reviewed the audited financial statements with the management, including a discussion of the quality of the accounting principles as applied, and significant judgments affecting the Company's financial statements.

•    The independent auditors have discussed with the committee their judgments of the quality of those principles as applied and judgments referred to above under the circumstances.

•    The members of the committee have discussed among themselves, without the management or the independent auditors being present, the information disclosed to the committee as described above.

•    The committee, in reliance on the review and discussions conducted with the management and the independent auditors pursuant to the requirements above, believes that the Company's financial statements are fairly presented in conformity with Indian Accounting Standards and International Financial Reporting Standards in all material respects.

•    The committee has satisfied its responsibilities in compliance with its charter.

6.3

The committee shall secure compliance that the CEO has affirmed to the NYSE on the following matters, as required in terms of the relevant NYSE rules:

•    The CEO is not aware of any violation by the Company of NYSE corporate governance listing standards.

•    The CEO has promptly notified the NYSE in writing after any senior officer of the Company becomes aware of any non-compliance with any applicable provisions of Section 303A of the NYSE Listed Company Manual.

•    The annual submission to the NYSE of an executed Written Affirmation and interim Written Affirmations as and when required by the interim Written Affirmation form specified by the NYSE.

	6.4	The committee shall report to shareholders as required by applicable law.

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7.	Meetings and reports.
	7.1	The committee shall meet at least five times a year and not more than four months shall elapse between two meetings. Meetings may be in person or through calls/videoconferences as permitted by law.
	7.2	The committee shall meet separately with the management, with the internal auditors and with the independent auditors.
	7.3	The committee shall undertake an annual performance evaluation of its own effectiveness and submit it to the Board.
7.4

The committee shall report regularly to the Board with respect to the committee’s activities and receive feedback and direction from the Board on such activities. Committee reports shall include any significant issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the internal audit function or the performance and independence of the Company’s independent auditor, as applicable, with recommendations being made to the Board by the committee as appropriate.

	7.5	The committee shall facilitate the open flow of information and cooperation with other committees of the Board.
7.

Delegation of authority. The committee may delegate to one or more designated members of the committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full audit committee at its scheduled meetings.

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